                                                                    Exhibit 10.6

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is entered into on this __ day of April, 1996, by and among SECURITY ARCHIVES, INC., a Texas corporation, with its principal offices at 1707 Wall Street, Dallas, Texas 75250-0880 (the "Company"), PATRICK G. CLAYTON, CAROL A. CLAYTON and BYRON WOOD CLAYTON (collectively, the "Shareholders"), and PIERCE LEAHY CORP., a New York corporation, with its principal offices at 631 Park Avenue, King of Prussia, Pennsylvania 19406 ("Purchaser").


                                  WITNESSETH:


     The Company is engaged in the business of storage and management of business type records as well as providing document disintegration services (the "Business"). The Shareholders own all of the issued and outstanding shares of capital stock of the Company, the number of such shares owned by each Shareholder being set forth opposite his or her respective name on Exhibit A hereto. Purchaser desires to purchase, and the Shareholders desire to sell, all of the issued and outstanding shares of capital stock of the Company (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

     Section 1.1  Purchase and Sale of Shares.  On the Closing Date (as
                  ---------------------------
hereinafter defined), the Shareholders shall convey, transfer, assign and deliver the Shares to Purchaser, free and clear of all liens, encumbrances, security interests, pledges and claims of every kind, nature and description, and Purchaser shall purchase and accept the Shares from the Shareholders.

     Section 1.2  Purchase Price.       [Portions of this Section have been
                  --------------
omitted as confidential and filed separately with the Securities and Exchange Commission.]


          (a) Purchase Price.  The consideration to be paid to the Shareholders
              --------------
for the Shares shall be                           (the Purchase Price"), which
shall be paid on the Closing Date as follows:

               (i) Purchaser shall pay to the Shareholders, pro rata in accordance with their respective holdings of the Shares as specified on Exhibit A hereto, the
                    sum of                                           by wire
                    transfer of federal funds to an account(s) at a bank(s) designated by the Shareholders; and

               (ii) Purchaser shall pay                                     to
                    May Financial Corporation, as escrow agent (the "Escrow Agent"), in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit B, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

     Section 1.3    Date, Time and Place of Closing.  The transactions provided
                    -------------------------------
for in this Agreement shall be consummated (the "Closing") at 10:00 a.m., local time, on April 30, 1996, at the officers of Messrs. Erhard, Ruebel & Jennings, 3030 LTV Tower, 1525 Elm Street, Dallas, Texas, or at such other place and time as Purchaser and the Shareholders shall mutually agree. The date and time of Closing is hereinafter sometimes called the "Closing Date.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, the Shareholders and the Company, in each case, jointly and severally, make the following representations and warranties to Purchaser:

     Section 2.1  Status; Authority.  The Company is a corporation duly
                  -----------------
organized, validly existing and in good standing under the laws of the State of Texas and has full power and authority to own its properties and to carry on the Business as presently conducted by it. The Company is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires. The Company has the full legal right and power required to execute and deliver this Agreement and any and all agreements, documents or instruments to be executed and/or delivered in connection herewith and to perform its obligation hereunder and thereunder. The minute books, stock ledgers and stock records of the Company which have heretofore been provided to Purchaser are complete and accurate and all signatures included therein are the genuine signatures of the persons whose signatures are required. True, correct and complete copies of the Articles of Incorporation and By-laws of the Company, and all amendments to both, have been delivered to Purchaser. The Shareholders each have the full personal right and power required to execute and deliver this Agreement and any and all agreements, documents or instruments to be executed and/or delivered in connection herewith and to perform their obligations hereunder and thereunder.

     Section 2.2  Authorization; Effective Agreement.  The Board of Directors of
                  ----------------------------------
the Company and the Shareholders have duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other action by the Company or any of its officers, directors or shareholders is required in connection with the foregoing. This Agreement is a legal, valid and binding obligation of the Company and each Shareholder and is enforceable against the Company and each Shareholder in accordance with its terms. The execution, delivery and performance of this Agreement by the Company and each Shareholder and the consummation of the transactions provided for herein do not and will not: (i) conflict with, violate or result in the breach of any of terms or conditions of, or constitute a default under (A) the Articles of Incorporation or Bylaws of the Company, (B) any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of their assets or properties are bound or affected, or (C) any law, regulation, ordinance or decree to which the Company or any Shareholder or any of their assets or properties are subject, or
(ii) result in the creation or imposition of any lien, security interest, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely effect, the Company or any Shareholder or any of their assets or properties.

     Section 2.3  Capital Stock.  The Company has an authorized capital
                  -------------
consisting of 100 shares of Common Stock, par value $50 per share, of which 56 shares are held in the Treasury of the Company and 44 shares are validly issued and outstanding, fully paid and non-assessable. The Shareholders are the registered and beneficial owners of all of the outstanding capital stock of the Company which are held in the amounts set forth on Exhibit A hereto. The Shares are free and clear of all liens, encumbrances, security interests, pledges and claims of any kind or nature. There are no options, warrants, rights or other instruments or agreements giving any person the right to acquire any shares of the capital stock of the Company nor are there any commitments to issue or execute any such options, warrants, rights, instruments or agreements.

     Section 2.4  Subsidiaries and Joint Ventures.  The Company has no
                  -------------------------------
subsidiaries and does not own, directly or indirectly, any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

     Section 2.5  Directors, Officers, Bank Accounts.  Schedule 2.5 is a correct
                  ----------------------------------   ------------
and complete list of (i) the directors of the Company,

(ii) the officers of the Company, (iii) the bank accounts and safe deposit boxes of the Company, and (iv) the persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

     Section 2.6  Management Agreements.  Schedule 2.6 attached hereto is a list
                  ---------------------   ------------
as of February 29, 1996 of all customers whose files and records are stored, held and maintained by the Company in cartons and containers and otherwise and further indicates which thereof are subject of written agreements between the Company and such customers (collectively, the "Management Agreements"). The rights and benefits of the Company under and pursuant to the Management Agreements are presently the property of the Company and will be the property of the Company at the Closing, except for items or files returned to customers in the ordinary course of business between March 1, 1996 and the Closing Date. No Management Agreement has been pledged as collateral or is subject to any security agreement, lease, conditional sales contract or other title retention or security arrangement. Also included with Schedule 2.6 is a true, correct and
                                             ------------
accurate copy of all forms of Management Agreement used by the Company.

     Section 2.7  Financial Statements.
                  --------------------

          (a) Financial Statements.  Schedule 2.7 contains the balance sheets of
              --------------------   ------------
the Company at June 30, 1995 (the "1995 Balance Sheet") and March 31, 1996, and statements of earnings and cash flows of the Company for the fiscal year ended June 30, 1995 and the nine (9) months ended March 31, 1996. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and present fairly and accurately the financial position of the Company and the results of operations for the periods reported upon, subject, in the case of the unaudited financial statements, to normal year-end accruals and audit adjustments (none of which are expected to be material) and the absence of footnotes. The balance sheets at June 30, 1995 and March 31, 1996 and the statements of earnings for the fiscal year and nine (9) month period ended June 30, 1995 and March 31, 1996 are sometimes herein called the "Financial Statements".

          (b) Accounts Receivable.  The accounts receivable of the Company
              -------------------
constitute a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company, as the case may be, have been acquired in the ordinary course of the Company's business, and no such account receivable has arisen from any transaction with the United States or any department or agency thereof. To the best knowledge of each Shareholder and the Company, each such account receivable is fully collectible to the extent of the face value thereof (less the amount of the reserve for doubtful accounts, if any, reflected on the books of the Company with respect to such account); provided, however, that the aggregate amount of all non-fully collectable accounts receivables does not
exceed $20,000.   No account debtor has any valid setoff, deduction or defense with respect thereto and no account debtor has asserted any such setoff, deduction or defense.

     Section 2.8  Liabilities.  The Company has no liabilities, whether related
                  -----------
to tax or non-tax matters, due or not yet due, liquidated or unliquidated, fixed or contingent, or otherwise, and not incurred in the ordinary course of business, except as and to the extent reflected on the Financial Statements or as set forth on Schedule 2.8 attached hereto.
                ------------

     Section 2.9  Real Property.
                  -------------

          (a) The Company holds fee simple title to the real property listed or described on Schedule 2.9 attached hereto, together with (a) all buildings,
             ------------
structures, improvements, fixtures, facilities and construction in progress located on such real property, including all heating, ventilation, electrical, plumbing and other mechanical or operational systems, (b) all rights, benefits, privileges, easements, rights-of-way, air rights, use rights, rights to adjacent streets or alleys, riparian rights, water rights, development rights, surface rights, subsurface rights, access rights, reversionary rights and rights under any covenants, conditions or restrictions, benefitting, belonging or pertaining to any part of such real property, (c) all right, title and interest of the Company or any Shareholder in, to or under all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining any of such real property, and (d) all other property around, adjoining or contiguous to any part of such real property owned, claimed or used by the Company or in connection with the Business (collectively, the "Real Property"). The Company does not conduct any portion of the Business or keep and maintain any of its assets in any location other than the Real Property; and the Company does not occupy any realty as a tenant or licensee under a written or oral lease or license.

          (b) The Company has delivered or caused to be delivered to Purchaser true, complete and correct copies of all documents evidencing its ownership of the Real Property, including any survey plans thereof. The Company has good and marketable title to all of the Real Property, free and clear of all liens, encumbrances and security interests except Permitted Exceptions (as described in Section 7.9). With respect to the Real Property, none of the Permitted Exceptions interferes with or prevents the continuation or expansion of current operations or the conduct of planned future operations of the Business on the Real Property. With respect to all documents which evidence the Company's title or otherwise relate to the Real Property, Permits (as described in Section 2.23) and Permitted Exceptions (collectively, the "Real Property Documents"), (i) there is no default (or alleged default) under any of the Real Property Documents by any of the parties to the Real Property Documents, nor has any event occurred which, with the passage of time or notice, or both, would constitute a default under or violation of the terms (or permit the termination of) any of the Real Property Documents; and (ii) none of the transactions or documents required or contemplated by this Agreement will constitute or create a default or event of default under (or permit the termination of or require third party consent or other action pursuant to) any of the Real Property Documents. None of the Real Property Documents shall be amended or terminated by the Company or by any Shareholder without the prior written consent of Purchaser.

          (c) The Company has not leased or sublet, as lessor or sublessor, and no third party is in possession of, any of the Real Property.

          (d) Neither the whole nor any portion of any tract of the Real Property has been condemned, requisitioned or otherwise taken by any governmental authority and, to the best knowledge of each Shareholder or the Company, no such condemnation, requisition or taking is threatened or contemplated

          (e) Except as described on Schedule 2.9 hereof, the structures,
                                     ------------
improvements and fixtures at or upon the Real Property, including, but not limited to, roofs and structural elements thereof and the electrical, plumbing, heating, ventilation, air conditioning and similar units and systems, have to date been reasonably maintained and are in good operating condition for their intended use subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business with respect to similar properties of like age and construction

          (f) All facilities located on the Real Property are supplied with utilities and other services necessary for the operation of such facilities as presently operated, and all of such services are adequate to conduct that portion of the Business as presently is conducted at such facility

          (g) None of the Real Property is located in either a special service district or an area for which federal flood risk insurance is necessary.

          (h) There is no water diffusion or other intrusion into any buildings, structures or other improvements included in the Real Property which would impair the value or use thereof in connection with the conduct of the Business.

          (i) No notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the Company and, to the best knowledge of each Shareholder or the Company, except with respect to the portion of the Real Property located at 1819 South Lamar

Street, Dallas, Texas, there is no threatened special assessment pertaining to any of the Real Property.

     Section 2.10  Personal Property.  Schedule 2.10 attached hereto is a list
                   -----------------   -------------
of all personal property owned by the Company or used by the Company in the Business ("Personal Property"), including, without limitation, all equipment (telecommunications and computer equipment included), fixtures and furnishings, storage racking, and inventory items, such as folding cartons, containers and other storage materials. The Personal Property also includes lists of all customers of the Business and the books and records (whether electronically maintained or otherwise) which will provide Purchaser with the ability to generate such lists, as well as all business addresses, post office boxes, telephone, telex and telecopier numbers and marketing and administrative data. Also included among the Personal Property is the computerized records management and billing system currently utilized by the Company to manage the Business.
The Company has good and marketable title to, and is the absolute owner of, all of the Personal Property, free and clear of all liens and encumbrances, except the Company leases or licenses the Personal Property described as leased or licensed on Schedule 2.10. All of the Personal Property is in good operating
            -------------
condition and repair and does not require any repairs other than normal routine maintenance to maintain the Personal Property in good operating condition and repair.

     Section 2.11  Trade Names, Trademarks and Service Marks.  The corporate
                   -----------------------------------------
name of the Company and the trade names and trademarks listed on Schedule 2.11
                                                                 -------------
are the only names and trademarks which are used by the Company in the operation of the Business. The Company is the sole and exclusive owner of its trade names and trademarks and has the sole and exclusive right to use the trade names and trademarks. No claim has been asserted against the Company that its trade names or trademarks conflict with the trade names, trademarks, corporate names or other proprietary rights of others, and the Company has no knowledge of any basis for any such claim or conflict. The Company does not own any patents, and has no patent applications pending and, to the Company's knowledge, the Company is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, copyright or proprietary right of any other party.

     Section 2.12  Insurance.  The Company maintains insurance policies bearing
                   ---------
the numbers, for the terms, with the companies, in the amounts, providing the general coverage, and with the premiums set forth on Schedule 2.12. All of such
                                                     -------------
policies are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from any issuer of any such policies of its intention to cancel or refusal to renew any policy issued by it.

     Section 2.13  Taxes.
                   -----

          (a) For purposes of this Agreement: "Tax" and "Taxes" shall mean any federal, state (including the District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, excise, sales or use, ad valorem, franchise, real or personal property, transfer, employment, or any other kind of tax no matter how denominated), or any assessment, customs duty, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto. "Return" and "Returns" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority.

          (b) The Company has not within any applicable period of limitations relating to Taxes been included in a consolidated federal income tax return filed by any common parent of a consolidated group under Section 1501 et seq. of
                                                                      -- ----
the Code.

          (c) There have been or will have been filed all Returns that are required to be filed on or before the Closing Date (giving regard to valid extensions) by the Company, in each case in respect of the Company or its businesses. All of such Returns are or will be true, accurate and complete in all material respects. Schedule 2.13 contains a list of all such Returns
                        -------------
required to be filed since January 1, 1991; true and correct copies of such Returns as filed (including any amended Returns) have been provided to Purchaser. None of such Returns contains (or is required to contain) a disclosure statement under Section 6662(d) of the Code (or any predecessor provision) or any similar provision of state, local or foreign law which is necessary to avoid penalties under Sections 6662(b) or 6662(d) of the Code.

          (d) All Taxes for which the Company is or will be liable (or that are imposed in respect to the Company) and that are due on or before the Closing Date (including without limitation Taxes shown to be due on all Returns filed on or before the Closing Date and any Taxes for which the Company is liable in relation to the transactions contemplated herein) have been paid or will be paid in full on or before the Closing Date, and all Taxes which are required to be withheld or collected by the Company have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law. The Financial Statements accurately reflect accruals or reserves for all liabilities for Taxes accrued by the Company on or prior to the date of the Financial Statements. Since the date of the 1995 Balance Sheet, the Company has not incurred or accrued any liability for Taxes other than in connection with transactions in the ordinary course of business, and neither has changed its method of accounting for Taxes or any method of accounting used in calculating Taxes.

          (e) As of the date of this Agreement, no taxing authority has asserted or threatened to assert any deficiency or assessment, or proposed (formally or informally) any adjustment, for any Taxes against the Company, except for the Taxes listed on Schedule 2.13(e), and neither any Shareholder nor the Company
                ----------------
knows of any audit or investigation by any taxing authority with respect to any Tax liability of the Company except as set forth on Schedule 2.13(e). In the
                                                    ----------------
event the Company or any Shareholder becomes aware of any such asserted or threatened deficiency or assessment, or any investigation or audit, after the date of this Agreement, the Shareholders will immediately notify Purchaser of same.

          (f) As of the Closing Date, the Company will not be required to file any foreign Return and will not be subject to any foreign Tax. Schedule 2.13
                                                                -------------
sets forth all foreign returns required to be filed by the Company since January 1, 1991 and all foreign Taxes for which the Company has been liable since January 1, 1991 or will be liable as of the Closing Date.

          (g) Except as set forth on Schedule 2.13, neither the Shareholders or
                                     -------------
any of them nor the Company has entered into, or will, at any time until the Closing Date, enter into any contract or arrangement with any "disqualified individual" within the meaning of Section 28G(c) of the Code with respect to the Company which may result in the making of any "parachute payment" within the meaning of Section 28G(b)(2) of the Code to any such "disqualified individual."

          (h) Schedule 2.13 sets forth the amount, as of the date of the
              -------------
Financial Statements, of (i) all federal, state or local net operating loss, tax credit or charitable contribution carryovers available to the Company and (ii) the tax basis of the Company's assets, by reasonable category, reflected in the Financial Statements, and includes an explanation of how such items are reflected in the Financial Statements. The Company has provided to Purchaser complete and accurate workpapers supporting the "Deferred Taxes" or other similar account on the Financial Statements.

          (i) Schedule 2.13 sets forth all federal income tax elections that
              -------------
have been made or will be made by any Shareholder or the Company with respect to the Company with respect to any period ending on or prior to the Closing Date that will apply to any subsequent period.

          (j) The Company is not a party to nor has assumed (i) any "safe harbor" lease described in Section 168(f)(8) of the Internal Revenue Code of 1954; (ii) any corporate acquisition indebtedness" as defined in Section 279(b) of the Code or any obligations described in Section 279(a) of the Code; (iii) any agreement with respect to industrial development bonds or similar tax-exempt obligations the tax characteristics of which may be affected by the transactions contemplated by this Agreement; (iv) any waiver or agreement extending the statute of limitations with respect to any Tax; (v) any tax sharing or similar agreement; or (vi) any power of attorney currently in force with respect to Taxes.

          (k) None of the following has been filed with respect to the Company:
(i) a consent described in Section 341(f) of the Code; (ii) any deemed or actual elections under Section 338 of the Code; or (iii) any request for a ruling by a Tax authority or similar matter.

          (l) The Company has provided to Purchaser complete information regarding the procedures followed for filing state and local sales and use Tax Returns by or on behalf of the Company; (ii) the procedures followed for filing real, personal and intangible property Tax Returns by or on behalf of the Company; and (iii) the method used by or on behalf of the Company for determining whether a nexus exists in a particular jurisdiction for purposes of income, franchise, sales and use Taxes, including the manner in which the Company solicits and maintains business in each jurisdiction in which it has or does business.

          (m) The Company has provided to Purchaser a true and correct copy of any and all correspondence of the Company with the Internal Revenue Service (the "Service"), including but not limited to all Revenue Agent Response letters prepared by the Service with respect to the Taxes owed and Returns prepared by the Company since January 1, 1991.

          (n) The Company is not, and has not been at any time during the five-year period ending on the Closing Date, a "United States real property holding corporation" as defined in Section 897(c) of the Code and applicable regulations thereunder.

     Section 2.14  No Payment to Shareholders or Others.  Except as set forth on
                   ------------------------------------
Schedule 2.14, since June 30, 1995, there has not been any purchase or
-------------
redemption of any shares of stock of the Company or any transfer, distribution or payment by it, directly or indirectly, of any money or other property or assets to any Shareholder or to any other person, other than payment of liabilities shown on the 1995 Balance Sheet on or after the scheduled maturity or due date thereof, payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the Balance Sheet, payments due under the Corporation Agreements, and payments in the ordinary course of business for goods and services in arm's length transactions.

     Section 2.15  Legal Matters.  Except as set forth on Schedule 2.15, the
                   -------------                          -------------
Company is not a party to or, to the best knowledge of each Shareholder and the Company, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which the Company, its assets or the Business would be adversely effected. There are no judgments, orders, decrees or awards before any court, department, commission, board, instrumentality or arbitrator which affects the Company, its assets or the Business.

     Section 2.16  Contracts, Leases, Agreements and Other Commitments.  The
                   ---------------------------------------------------
Company is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety agreement, or other commitment except for the following (collectively, the "Corporation Agreements"):

          (a)  the Management Agreements described on Schedule 2.6;
                                                      ------------

          (b) agreements involving a maximum possible liability or obligation on the part of the Company of less than $5,000 each and less than $15,000 in the aggregate; and

          (c)  the agreements listed on Schedule 2.16 attached hereto.
                                        -------------

          True, correct and complete copies of all of the Corporation Agreements, including all amendments thereto, have been delivered to Purchaser. Except as shown on Schedule 2.16, the Company and all other parties to all of
                   -------------
the Corporation Agreements have performed all of the obligations required to be performed under the Corporation Agreements, and neither the Company nor any other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default under such Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of any of the Company's rights under any Corporation Agreement and do not require the consent of or notice to any party other than the Company. None of the terms or provisions of any Corporation Agreement materially adversely affects the Assets or Business of the Company.
Schedule 2.16 also contains a listing of all outstanding written and oral proposals, bids, offers, guaranties, advances or credit granted which, if accepted, could impose any debts, obligations or liabilities upon Purchaser after the Closing Date.

     Section 2.17  Employees and Employment Contracts.
                   ----------------------------------

          (a) Employees.  Schedule 2.17 is a complete and accurate list as of
              ---------   -------------
February 29, 1996 of all employees of the Business and their positions and salaries the Company shall deliver at the

Closing Schedule 2.17 revised to reflect changes therein up to the date of the
        -------------
Closing.

          (b) Union Representation, Compliance With Employment Law.  The Company
              ----------------------------------------------------
is not a party to any union agreement or collective bargaining agreement, or to any written or oral employment agreement with any of its employees, and is in compliance with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company is not aware of any union organizing activity involving its employees or the Business. There is no complaint filed or threatened to be filed against the Company before any federal, state or local governmental or quasigovernmental agency or authority alleging violation of law (federal, state or local) relating to employment practices or discrimination in employment.

     Section 2.18  Employee Pensions and ERISA.
                   ---------------------------

          (a) Except as set forth on Exhibit 2.18, the Company does not
                                     ------------
maintain, sponsor, contribute to or have any liability under any agreement, plan, practice or program, whether written or oral, providing for bonus payments, child or dependent care benefits, death benefits, accidental death and dismemberment benefits, deferred compensation benefits, disability or other wage continuation benefits, educational assistance or tuition benefits, health benefits, paid holiday benefits, incentive compensation payments, leave of absence rights, medical expense payment or reimbursement benefits, retiree medical benefits, retiree life insurance benefits, profit sharing, pension or other retirement benefits, stock option, stock appreciation rights or stock purchase benefits, severance or termination pay or benefits (including post-employment consulting arrangements) or vacation. Items of the nature described in the prior sentence, whether involving the Company or any entity which would be considered a single employer with the Company under Paragraph 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Paragraph 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), are individually referred to as an "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans." Exhibit 2.18 includes, but is not limited to, each plan involving employees of the Company and maintained or contributed to by the Company or an ERISA Affiliate which is an "employee benefit plan" as such term is defined in Paragraph 3(3) of ERISA. The Company has delivered to Purchaser a true and complete copy of each Employee Benefit Plan covering employees of the Company, including all texts, amendments and other agreements (whether formal or informal) adopted in connection therewith. The Company has provided Purchaser a true and complete copy of the most recently filed IRS Form 5500 (including Schedule B) for each Employee Benefit Plan (other than a multi-employer plan) that is subject to Title IV of ERISA.

          (b) No employee or former employee of the Company or an ERISA Affiliate, and no beneficiary thereof, participates in or has any rights to benefits, with respect to employment with the Company under any agreement, plan, practice or program not listed on Exhibit 2.18. No person who is not a current
                                  ------------
or former employee (or a beneficiary thereof) of the Company participates in or is entitled to any benefits under any plan listed on Exhibit 2.18.
                                                     ------------

          (c) No actions, suits or claims with respect to the Employee Benefit Plans are pending or threatened, and the Company has no knowledge of any facts which would reasonably be expected to give rise to or result in any such action, suit or claim. The Company and its ERISA Affiliates are in compliance with all requirements of applicable law relating to Employee Benefit Plans.

          (d) No Employee Benefit Plan covering employees of the Company provides post-employment medical, health or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Paragraph 4980B of the Code or Paragraphs 601-608 of ERISA or a similar state law, or continued coverage under an insurance policy for a period not to exceed 60 days following termination of employment.

          (e) Except as set forth on Exhibit 2.18, neither the Company nor any
                                     ------------
of its ERISA Affiliates have maintained or maintain, contribute to or are contingently liable for, any pension plan or retirement plan that is subject to Title IV of ERISA.

          (f) The fair market value of the assets of each Employee Benefit Plan that is subject to Title IV of ERISA equals or exceeds such Plan's "benefit liabilities" (as that term is defined in Section 4001(a)(16) of ERISA) as of the date hereof.

     Section 2.19  Consents.  Except as set forth on Schedule 2.19, no consents,
                   --------                          -------------
approvals, licenses, permits or waivers are required to execute and deliver this Agreement and to consummate the transactions provided for herein, including the sale of the Shares.

     Section 2.20  Conflicts of Interest.  Except as shown on Schedule 2.20, no
                   ---------------------                      -------------
partner, shareholder, director, officer or employee of the Company or of any of its partners or any relative of any affiliate of any of the foregoing: (a) has any pecuniary interest in any supplier or customer of the Company or in any other business with which the Company conducts business or with which the Company is in competition; (b) has any interest in any property or assets used by the Company; or (c) has any contractual or other claim, express or implied, of any kind whatsoever against the Company in connection with its assets or the Business.

     Section 2.21  No Material Change.  Since June 30, 1995, there has been no
                   ------------------
material adverse change in the business, assets or financial condition of the Company or the Business.

     Section 2.22  Actions Since 1995 Balance Sheet Date.  Except as set forth
                   -------------------------------------
on Schedule 2.22, since June 30, 1995, the Company:
   -------------

          (a) has not taken any action outside of the ordinary course of business;

          (b) has not borrowed any money or become contingently liable for any obligation or liability of others;

          (c) has paid all of its debts and obligations as they became due;

          (d) has not incurred any debt, liability or obligation of any nature to any party except for obligations arising in the ordinary course of business;

          (e) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals;

          (f) has not knowingly waived any right of substantial value;

          (g) has not purchased or redeemed any shares of its capital stock, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to the Shareholders; and

          (h) has not sold or otherwise issued any shares of its capital stock.

     Section 2.23  Permits and Licenses.  The Company holds all franchises,
                   --------------------
licenses, permits, consents, approvals, waivers and other authorizations (collectively, the "Permits") which are necessary for the operation of its Business, including, without limitation, all Permits issued by federal, state or local governments and governmental agencies. The Company is not in default, nor has the Company received any notice of any claim of default, with respect to any of the Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits. All of the Permits are in full force and effect. The transactions provided for in this Agreement will not result in the cancellation or termination of any of the Permits, and no consent from or notice to any federal, state or local government or governmental agency is required to transfer any Permit to the Purchaser.

     Section 2.24  Compliance with Laws.  The Company is in compliance with all
                   --------------------
requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the operations of the Business and the use of its assets, including the Real Property. The Company has not received any notice, not previously complied with, from any Federal, state or municipal authority or any insurance or inspection body, that any of its properties (including the Real Property), facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. There are no regulations or legislation pending before any Federal, state, local or foreign or governmental body or legislature which, if adopted, would have a materially adverse effect on its assets or the Business.

     Section 2.25  Environmental Matters.
                   ---------------------

          (a) To the best knowledge of the Company, the Company's facilities and all activities and conditions at the Real Property and at any real property now or formerly owned or operated by the Company (collectively "the Property"), including those involving the use and operation of the Business, are in compliance with the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S)9601 et seq., as amended from time to time
                                    -- ----
("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901 et seq., as amended from time to time ("RCRA"), and with all other federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, including without limitation, the discharge, emission or release of any Contaminant (hereinafter defined) to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States (as hereinafter defined); the storage, treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").
                              ------------------

          (b) To the best knowledge of the Company, no Contaminant that may require remediation under any Environmental law is present on, over or under or is migrating from the Property or under any premises adjacent to the Property. The term "Contaminant" shall mean any "hazardous substance", "pollutant or contaminant" as defined pursuant to CERCLA, "petroleum" as defined pursuant to RCRA or any material containing petroleum, any polychlorinated biphenyls (PCBS) or substances containing PCBS, any urea formaldehyde foam, or any asbestos or materials containing asbestos.

          (c) To the best knowledge of the Company, without any independent investigation, neither radon nor any radon progeny is present at any area of the Property in excess of 4 picocuries/liter.

          (d) The Company has not, nor to the best knowledge of the Company, has anyone else, generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Property or any premises adjacent to the Property. For the purposes of this subsection (d) only, "Contaminant" shall not include construction materials (other than asbestos, polychlorinated biphenyls or urea formaldehyde foam), office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Property.

          (e) Except as set forth on Schedule 2.25, no underground or above
                                     -------------
ground storage tanks are present at the Property.

          (f) The Company has provided Purchaser with copies of all (i) permits, licenses, certificates, registrations, approvals, and any amendments thereto required for the Property and for the conduct of the Company's activities at the Property pursuant to or necessary for compliance with Environmental Laws and any materials submitted to any governmental agency in connection with any Environmental Law; and (ii) records and analyses of any environmental tests pertaining to the Property, including without limitation the results of any air, water or soil analyses or tank integrity testing, which are in the possession of the Company for the Property or the existence of which is known to the Company.

          (g) No civil, criminal or administrative proceeding is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Property; and the Company has not entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Property.

          (h) The Company does not know or have reason to know of any lien imposed, or any circumstance which might lead to imposition of a lien, upon its revenues or personal or real property pursuant to any Environmental law.

     Section 2.26  Statements and Other Documents Not Misleading.  Neither this
                   ---------------------------------------------
Agreement, including all Exhibits and Schedules, nor any other financial statements, documents or instruments delivered by the Company or any Shareholder to Purchaser in connection with this Agreement and the transactions contemplated by this Agreement, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated to make such statement, document or instrument not misleading.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                                 Purchaser hereby represents and warrants to
Shareholders that:

          Section 3.1  Corporate Status.  Purchaser is a corporation duly
                       ----------------
organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to own its properties and to carry on the business presently conducted by it.

          Section 3.2  Corporate Authority. The Board of Directors of Purchaser
                       -------------------
has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.


                                  ARTICLE IV

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Section 4.1  Survival of Representations and Warranties.  All
                       ------------------------------------------
representations and warranties shall continue to be true and correct at and as of the Closing Date and at all times between the date of this Agreement and the Closing Date as if made at each of such times, and shall survive the consummation of the transactions provided for in this Agreement for a period of two (2) years from the Closing Date; provided, however, that the representations and warranties of the Company and the Shareholders pertaining to tax matters, environmental matters and employee pension and ERISA matters shall terminate on the date upon which the applicable statute of limitations expires. Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other representation or warranty and shall not be deemed to have been waived, affected or impaired by any investigation made by any party to this Agreement.

                                   ARTICLE V

                      CONDUCT OF BUSINESS PENDING CLOSING

          Section 5.1  Conduct of Business Pending Closing.  The Company agrees
                       -----------------------------------
that between the date hereof and the Closing Date, the Company shall:

          (a) not take any action or omit to take any action which would cause any of the representations and warranties of the Company contained in this Agreement or in any Schedule or Exhibit to become untrue or incorrect;

          (b) conduct its business in a good and diligent manner in the ordinary and usual course of its business;

          (c) not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend, modify or terminate any Corporation Agreement, without the prior written consent of Purchaser;

          (d) use its best efforts to preserve its business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

          (e) not reveal to any party, other than Purchaser or its authorized representatives ("Agents"), any of the business procedures and practices followed by it in the conduct of the Business;

          (f) maintain in full force and effect all insurance currently maintained by the Company;

          (g) keep the Real Property and all of its equipment and tangible Personal Property in good operating repair and perform all necessary repairs and maintenance;

          (h) comply with all provisions of any Corporation Agreement applicable to it as well as with all applicable Federal, state and local laws, rules and regulations;

          (i) not dispose of any assets except in the ordinary course of business, or terminate any Management Agreement;

          (j) not engage in any transaction with respect to the Business which involves the expenditure or commitment of more than $10,000 and which is not disclosed in any Schedule hereto, without the prior written consent of Purchaser;

          (k) continue to maintain all of the Company's usual business books and records in accordance with past practices;

          (l) not amend the Company's Articles of Incorporation or By-Laws;

          (m) not declare or make any dividend or other payment on or with respect to the Company's capital stock, redeem or otherwise acquire any shares of the Company's capital stock or issue any capital stock or any option, warrant or right relating thereto;

          (n) not waive any right or cancel any claim;

          (o) not increase the compensation or rate of compensation payable to any of the Company's employees;

          (p) maintain the Company's corporate existence and not merge or consolidate with any other entity;

          (q) not place any encumbrances on any of the inventory or assets (including the Real Property and the Personal Property) of the Company; and

          (r) not borrow any money or become contingently liable for any obligation or liability of others and not incur any debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business.


                                   ARTICLE VI

                        FURTHER COVENANTS AND AGREEMENTS

          Section 6.1  Access to Information.  The Company shall give to
                       ---------------------
Purchaser and its Agents access to all of the properties and assets of the Company and all of the Company's documents, books and records relating to its current and past operations and to the Business, and shall permit Purchaser and its Agents to make copies thereof, and the Company shall permit Purchaser to interview the Company's employees during reasonable business hours and upon reasonable prior notice. If the transactions contemplated by this Agreement are not consummated and completed (whether or not this Agreement is canceled or terminated), then Purchaser and its Agents, upon the written request of the Shareholders and/or the Company, shall return to the Shareholders and the Company all copies of the Company's documents, books and records in Purchaser's possession and will not retain any copies thereof, except as otherwise expressly permitted by the Shareholders and/or the Company in writing.

          Section 6.2  Cooperation.  Purchaser and the Company agree to execute
                       -----------
and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing, and without payment of further consideration, to effectuate the transactions provided herein and to confer to Purchaser the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement. Without limiting anything herein to the contrary, the Company shall make available to Purchaser, solely for the purposes of permitting Purchaser to respond to inquiries regarding the assets of the Company or the Business, the status of the assets of the Company and the activities of the Business and the employees of the Company, representatives of the Company's electronic data processing, personnel and quality assurance functions.


                                  ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive:

          Section 7.1  No Material Adverse Change.  During the period from the
                       --------------------------
date hereof to the Closing Date there shall not have been any material adverse change in the business, assets, results of operations, financial condition or prospects of the Company.

          Section 7.2  Representations and Warranties.  Each of the
                       ------------------------------
representations and warranties of the Company set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

          Section 7.3  Performance of Agreements.  The Company shall have
                       -------------------------
performed and complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

          Section 7.4  Opinion of Counsel.  Purchaser shall have received an
                       ------------------
opinion from the Company's counsel, dated as of the Closing Date, in form and content reasonably acceptable to Purchaser.

          Section 7.5  No Actions, Etc.  No action, suit, proceeding or
                       ---------------
investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the assets or to operate the Business.

          Section 7.6  Lenders' Approval.  Purchaser shall have obtained from
                       -----------------
the banking and other institutions who are the holders of the Company's Senior Notes their written consent and approval to the transactions subject of this Agreement.

          Section 7.7  Non-Competition Agreements.  Purchaser shall have entered
                       --------------------------
into non-competition agreements with each of the Shareholders substantially in the form attached as Exhibit C hereto.
                     ---------

          Section 7.8  Consulting Agreements. Purchaser shall have entered into
                       ---------------------
consulting agreements with Patrick . Clayton and Byron Wood Clayton substantially in the form attached as Exhibit D hereto.
                                      ---------

          Section 7.9  Title Insurance.  Not less than ten (10) days prior to
                       ---------------
the Closing, Purchaser shall, at Purchaser's sole cost and expense, obtain a preliminary title report for an owner's policy of title insurance for the Real Property from a title insurance company selected by Purchaser (the "Title Company"), along with copies of all documents and instruments reflecting items noted as exceptions to title (the "Preliminary Title Report"). The Preliminary Title Report shall be in sufficient detail to provide the basis for the issuance of the Policy (as defined below). Not less than ten (10) days prior to the Closing, Purchaser shall, at Purchaser's sole cost and expense, obtain an ALTA Survey of the Real Property in form and substance acceptable to Purchaser and otherwise sufficient to enable the Title Company to delete from the Policy the so-called standard exception for matters disclosed by an accurate survey (the "Survey"). After Purchaser has received the Preliminary Title Report and the Survey, Purchaser shall indicate which exceptions, liens, encumbrances, security interests, encroachments, overlaps, protrusions, boundary line disputes or other matters shown in the Preliminary Title Report and the Survey (collectively "Defects") may remain on the title (the "Permitted Exceptions"). The Shareholders shall, prior to the Closing, at their sole cost and expense, cure or remove or cause the Title Company to provide affirmative coverage, in form and substance acceptable to Purchaser, with respect to all Defects that are not Permitted Exceptions; provided, however, that (a) with respect to Defects consisting of monetary liens of an ascertainable amount, the Shareholders shall satisfy all thereof; (b) with respect to easements and the like, none thereof shall be deemed Defects unless they materially and adversely affect the use of the particular parcel of the Real Property for the purpose(s) now used and would cause a reversion or forfeiture of title as a consequence of the violation(s) thereof; and (c) as respects any other title matters constituting Defects, the Shareholders shall have no obligation to expend more than $25,000 in the aggregate in order to cure such matters. Prior to the Closing, Purchaser will obtain either an ALTA Extended Owner's Form B Policy of Title Insurance or its equivalent from the Title Company (the "Policy") or a binding undertaking from the Title Company to issue such policy, insuring that fee simple title to the Real Property is vested in the Company, such insurance to be in an amount reasonably determined by Purchaser. The Policy will contain no exceptions other than the Permitted Exceptions (including any so-called "standard exceptions") and will insure fee simple title to the Real Property in the Company with such affirmative endorsements as may be requested by Purchaser, including, but not limited to, zoning, survey, access, contiguity, comprehensive, mechanics liens, and non-imputation. The cost of the premium charged by the Title Company shall be borne solely by Purchaser. The Shareholders shall execute such affidavits and indemnities in favor of the Title Company in order to permit the Title Company to issue the Policy including the endorsements.

          Section 7.10  Officer's Certificate.  The President of the Company
                        ---------------------
shall execute and deliver to Purchaser a certificate, dated as of the Closing Date, confirming (i) the truth, correctness and accuracy of all of the representations and warranties of the Company and the Shareholders contained herein as of the Closing Date and at all times between the date hereof and the Closing Date, and (ii) that all agreements and covenants of the Company specified herein have been complied with.

          Section 7.11  Shareholders' Certificate.  The Shareholders shall
                        -------------------------
execute and deliver to Purchaser a certificate, dated the Closing Date, confirming (i) the truth, correctness and accuracy of all of the representations and warranties of the Shareholders contained herein as of the Closing Date and at all times between the date hereof and the Closing Date and (ii) that all agreements and covenants of the Shareholders specified herein have been complied with.

          Section 7.12  Secretary's Certificate.  The Secretary of the Company
                        -----------------------
shall execute and deliver to Purchaser a certificate, dated the Closing Date, that the necessary corporate action by the Board of Directors and the Shareholders of the Company has been taken to authorize this Agreement and the other transactions and agreements provided for herein, and setting forth copies of such approvals and copies of the Company's Articles of Incorporation and By-laws, each as in effect as of such date.


          Section 7.13  Good Standing Certificate.  A Good Standing or
                        -------------------------
Subsistence Certificate for the Company and certified copies of the Articles of Incorporation of the Company and all amendments thereto issued by the Department of State of the State of Texas, each dated as of a date within ten (10) days prior to the Closing Date, shall be delivered to Purchaser. On the Closing Date, the Company shall deliver to Purchaser a certificate from Department of State of the State of Texas confirming that the Company remains in good standing on the Closing Date.

          Section 7.14  Releases.  General releases in favor of the Company
                        --------
executed by each director and officer of the Company, in form and substance satisfactory to counsel for Purchaser, releasing the Company from all liability to such person, except to the extent of any rights to indemnity by statute, contract or the Company's Articles of Incorporation or By-laws. No such instrument shall act to defect or impair a Shareholder's rights under the Escrow Agreement.

          Section 7.15  Environmental Audit.  Purchaser shall, at its sole cost
                        -------------------
and expense, have obtained an ASTM Phase I Environmental Audit or Assessment, produced by a qualified engineer selected by Purchaser, respecting the items described in Section 2.25 hereof (the "Phase I Report") which shall be
             ------------
acceptable and satisfactory to Purchaser in all respects. The Shareholders and the Company shall allow Purchaser and Purchaser's representatives reasonable access to the Real Property for the purpose of completing such audit. In the event that the engineer, Purchaser, or any appropriate authority, governmental or otherwise, with legal jurisdiction over such matters, requires or recommends further investigation of such items described herein, the cost of such further investigation shall be borne by the Shareholders and shall be accounted for as an adjustment to the Purchase Price payable on the Closing Date. Where such audit or investigation results in any type of recommendation, order or other requirement for the removal from the Real Property of any underground tanks or of any Hazardous Materials, or for the installation of any monitoring equipment, or for other environmental remediation, the cost of such removal, installation and remediation shall be borne by the Shareholders and shall be accounted for as an adjustment to the Purchase Price payable on the Closing Date.


                                  ARTICLE VIII

                 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

          The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which the Shareholder may waive:

          Section 8.1  Representations and Warranties.  Each of the
                       ------------------------------
representations and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

          Section 8.2  Performance of Agreements. Purchaser shall have performed
                       -------------------------
and complied with all of its covenants and agreements contained in this Agreement which are required to be performed or complied with on or prior to the Closing Date.

          Section 8.3  No Actions, Etc.  No action, suit, proceeding or
                       ---------------
investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own, after the Closing, the assets or operate the Business.

          Section 8.4.  Officers's Certificate.  The President or any Vice
                        ----------------------
President of Purchaser shall execute and deliver to the Shareholders a certificate, dated as of the Closing Date, confirming (i) the truth, correctness and accuracy of all of the representations and warranties of Purchaser contained herein as of the Closing Date and at all times between the date hereof and the Closing Date, and (ii) that all agreements and covenants of Purchaser specified herein have been complied with.

          Section 8.5  Secretary's Certificate.  The Secretary or the Assistant
                       -----------------------
Secretary of Purchaser shall execute and deliver to the Shareholders a certificate, dated as of the Closing Date, that the necessary corporate action by the Board of Directors and the stockholders of Purchaser have been taken to authorize this Agreement and the other transactions and agreements provided for herein, setting forth copies of such approvals and copies of Purchaser's Articles of Incorporation and Bylaws, each as in effect as of such date.


                                   ARTICLE IX

                                    CLOSING

          Section 9.1  The Shareholders and The Company's Deliveries.
                       ---------------------------------------------

                At the Closing, the Shareholders and the Company shall deliver the following to Purchaser:

                (a) all certificates representing the Shares accompanied by stock transfer powers or assignments of certificates duly executed by each Shareholder.

                (b) keys, security codes and other means of access to the Real Property.

                (c)  original Permits as contemplated in Section 2.2.

                (d)  original Consents as contemplated in Section 2.19.

                (e)  the Escrow Agreement duly executed by the Shareholders.

                (f) the stock books, ledgers and records, corporate minute books (containing the originals of all minutes and resolutions ever adopted or consented to or agreed by the shareholders, directors or any committee of directors of the Company) and corporate seal of the Company shall be delivered to Purchaser.

                (g) each of the officers and directors of the Company shall have tendered their resignations, effective as of the Closing Date.

                (h) all documents required to be delivered by the Company or any Shareholder at or prior to Closing, including, without limitation, the agreements provided for in Sections 7.7 and
                     7.8 hereof.

     Section 9.2  Purchaser's Deliveries.
                  ----------------------

               At the Closing, Purchaser will deliver the following to the
Shareholders:

               (a)  the Purchase Price.

               (b)  the Escrow Agreement duly executed by Purchaser.

               (c) all documents required to be delivered by Purchaser at or prior to Closing, including, without limitation, the agreements provided for in Sections 7.7 and 7.8 hereof.


                                   ARTICLE X

                                INDEMNIFICATION

     Section 10.1  Indemnifications.
                   ----------------

          (a) Indemnification by the Shareholders.  The Shareholders and, if
              -----------------------------------
Purchaser does not purchase the Shares, the Company and the Shareholders in each case, as applicable, jointly and severally agree to indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, to which any of them may become subject as the result of:

               (i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of any Shareholder or the Company contained in this Agreement;

              (ii) any and all loss or damage resulting from any error contained in any statement, report, certificate or other document or instrument delivered to Purchaser pursuant to this Agreement or contained in any Exhibit or Schedule; and

              (iii) any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

          (b) Indemnification by Purchaser.  Purchaser hereby agrees to
              ----------------------------
indemnify, defend and hold harmless Shareholders from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

              (i) any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

              (ii) any and all loss or damage resulting to the Shareholders by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder; and

              (iii) any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

          (c) Procedures for Establishment of Indemnification.
              -----------------------------------------------

              (i) In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a "Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the "Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole cost and expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (ii) below while such defense is still being made until the earlier of (A) the resolution of said claim by the Indemnitor with the claimant, or (B) the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its legal counsel as to the occurrence of either of said events. The Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the Indemnitee unless (A) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (B) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the Indemnitor will in fact pay such amount and expenses.

               (ii) In the event that an Indemnitee asserts the existence of any
                    Loss, the Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted.
                    If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, shall not give written notice to the Indemnitee announcing its intention to contest such assertion of the Indemnitee (such notice by the Indemnitor being hereinafter called the "contest notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the Loss shall be deemed established.

             (iii) The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

               (iv) Payment of any Loss shall be made to the person entitled thereto within ten (10) business days following the establishment of the Loss.

                                   ARTICLE XI

                                    GENERAL

     Section 11.1  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

          If to the Company and Shareholders:

                    Security Archives, Inc.
                    1707 Wall Street
                    Dallas, TX  75225-0880
                    Attention:  Patrick G. Clayton
                    Fax:  (214) 426-3623

          With a copy to:

                    Alfred L. Ruebel, Esquire
                    Erhard, Ruebel & Jennings
                    3030 LTV Tower
                    1525 Elm Street
                    Dallas, TX  75201-3509
                    Fax:  (214) 871-1655

          If to Purchaser:

                    J. Peter Pierce, President
                    Pierce Leahy Corp.
                    Pierce Leahy Corporate Center
                    631 Park Avenue
                    King of Prussia, Pennsylvania  19406
                    Fax:   (610) 992-8394

          With a copy to:

                    John F. Dougherty, Jr., Esquire
                    Stradley, Ronon, Stevens & Young, LLP
                    2600 One Commerce Square
                    Philadelphia, PA  19103-7098
                    Fax:  (215) 564-8120

     Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given, shall be deemed to be delivered on the second (2nd) business day after the same is deposited in the United States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next day, if sent by facsimile after the close of business.

     Section 11.2  Broker's Commission; Expenses.  Each party agrees to
                   -----------------------------
indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney's fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written. Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided for herein, Purchaser and the Shareholders shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

     Section 11.3  Headings.  The descriptive article, section and paragraph
                   --------
headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

     Section 11.4  Entire Agreement.  This Agreement, together with Exhibits and
                   ----------------
Schedules attached hereto, constitutes the entire agreement between the parties pertaining to this subject matter and supersedes all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by both parties.

     Section 11.5  Severability.  If any term or provision of this Agreement or
                   ------------
any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

     Section 11.6  Counterpart Execution.  This Agreement may be executed in any
                   ---------------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 11.7  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of Texas without reference to choice of law principles thereof.

     Section 11.8  Waiver.  Any of the terms or conditions of this Agreement may
                   ------
be waived at any time by the party entitled to the benefit thereof, but only by written notice signed by the party waiving such terms or conditions.

     Section 11.9  Further Assurances.  Both parties will take such reasonable
                   ------------------
steps as are necessary to consummate the transactions contemplated herein.

     Section 11.10  Assignability; Effect.  This Agreement may not be assigned
                    ---------------------
by either party without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns.

     Section 11.11  Jurisdiction.  The Shareholders, the Company and Purchaser
                    ------------
hereby irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Texas for the purpose of any judicial proceedings which may be instituted with respect to any matter arising under this Agreement. The parties hereto each agree to bring any suit or proceeding in such court.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                              SECURITY ARCHIVES, INC.
                              a Texas corporation, the Company


                              By: /s/ Patrick G. Clayton
                                 -------------------------------
                              Title:  President


                              /s/ Patrick G. Clayton
                              ----------------------------------
                              PATRICK G. CLAYTON, a Shareholder


                              /s/ Carol A. Clayton
                              ----------------------------------
                              CAROL A. CLAYTON, a Shareholder


                              /s/ Byron Wood Clayton
                              ----------------------------------
                              BYRON WOOD CLAYTON, a Shareholder


                              PIERCE LEAHY CORP.,
                              a New York corporation, Purchaser


                              By:/s/ J. Peter Pierce
                              ----------------------------------
                              Title:  President